Exhibit 13.2

Certification by the Chief Financial Officer Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Geoffrey Weiji Gao, Principal Financial and Accounting Officer of Acorn International, Inc. (the “Company”), hereby certifies, to the best of his knowledge, that the Company’s annual report on Form 20-F for the year ended December 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2017

By:	/s/ Geoffrey Weiji Gao
Name:	Geoffrey Weiji Gao
Title:	Chief Financial Officer